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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-3 (No. 333-83491) of our report dated December 15, 1999 (except for Notes 7 and 11, which are dated as of January 24, 2000), relating to the financial statements of TIBCO Software, Inc. which is incorporated by reference in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                                  /s/ PricewaterhouseCoopers LLP
                                                  ------------------------------
                                                  PricewaterhouseCoopers LLP

San Jose, California
July 18, 2000